Exhibit 99.2

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT TO
REGISTRATION RIGHTS AGREEMENT

             ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT to Registration Rights Agreement (this “Amendment”), dated as of November 27, 2013, by and among VimpelCom Ltd., a company organized and existing under the laws of Bermuda (the “Company”),  Altimo Holdings & Investments Ltd., a company organized and existing under the laws of the British Virgin Islands (“Altimo”), Altimo Cooperatief U.A., a company organized and existing under the laws of the Netherlands (“Altimo Cooperatief”), Telenor Mobile Communications AS, a company organized and existing under the laws of Norway (“Telenor Mobile”), Telenor East Invest AS, a company organized and existing under the laws of Norway (“Telenor East”) and Telenor East Holding II AS, a company organized and existing under the laws of Norway (“Telenor East Holding” and each of the Company, Altimo, Altimo Cooperatief, Telenor Mobile, Telenor East and Telenor East Holding, a “Party”, and collectively, the “Parties”).

             RECITALS

A.
The Company, Eco Telecom Limited, Altimo , Altimo Cooperatief, Telenor Mobile and Telenor East entered into the Registration Rights Agreement, dated as of October 4, 2009 (as heretofore amended or otherwise modified, the “Registration Rights Agreement”).

B.	Eco Telecom Limited was liquidated and dissolved pursuant to the Gibraltar Companies Act, with effect on 22 February 2012 and therefore is not a party to this Amendment;

C.	Telenor East wishes to transfer all its rights and obligations under the Registration Rights Agreement to Telenor East Holding, and Telenor East Holding wishes to assume these rights and obligations.

D.
Pursuant to Section 7.1 of the Registration Rights Agreement, the Registration Rights Agreement or any right, interest or obligation under the Registration Rights Agreement may be transferred only with the prior written consent of each party to the Registration Rights Agreement.

E.	The Parties further desire to amend the Registration Rights Agreement on the terms and subject to the conditions set forth herein.

F.
Pursuant to Section 8.9 of the Registration Rights Agreement, terms of the Registration Rights Agreement may be amended only by a written agreement executed by each party to the Registration Rights Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1         Capitalized terms used and not defined in this Amendment shall have the respective meanings given to them in the Registration Rights Agreement.

1.2         The provisions of Section 1.2 of the Registration Rights Agreement shall apply to this Amendment as if set forth herein and as if references therein to “this Agreement” were references to this Amendment.

2.           ASSIGNMENT AND ASSUMPTION

2.1         Telenor East assigns and transfers by novation the Registration Rights Agreement and all its rights, interests and obligations in and to the Registration Rights Agreement to Telenor East Holding with effect on and from the date of this Amendment.

2.2         Telenor East Holding (i) accepts assignment and transfer by novation of the Registration Rights Agreement and all rights, interests and obligations in and to the Registration Rights from Telenor East, and (ii) agrees to assume and perform all Telenor East’s obligations under the Registration Rights Agreement, on and from the date of this Amendment, as if it were an original party to the Registration Rights Agreement in Telenor East's place.

2.3         The other Parties hereby provide their consent to the assignment and transfer by novation as set out in section 2.1 and 2.2 of this Amendment and further agree and confirm that, with effect on and from the date of this Amendment, Telenor East Holding shall have the rights, interest and obligations ascribed to it under the Registration Rights Agreement as if it were an original party to the Registration Rights Agreement in Telenor East's place.

2.4         Each party to the Registration Rights Agreement releases and discharges Telenor East from all claims and demands under or in connection with the Registration Rights Agreement, whether known or ununknown or arising before, on, or after the date of this Amendment.

3.           AMENDMENT

3.1         Section 1.1 of the Registration Rights Agreement is hereby amended as of the date of this Amendment by adding thereto the following definition which shall be inserted in proper alphabetical order:

“Exchange” means the NASDAQ Global Select Market on which the Registrable Securities are listed or quoted for trading on the date in question.

3.2         Section 3.1(j) of the Registration Rights Agreement is hereby amended and restated in its entirety as of the date of this Amendment by deleting the existing language and replacing it with the following language:

“use its best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on the Exchange;”

3.3         Section 3.1(l) of the Registration Rights Agreement is hereby amended and restated in its entirety as of the date of this Amendment by deleting the existing language and replacing it with the following language:

“otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, the Exchange and any other applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the Effective Date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;”

3.4         Section 8.3 of the Registration Rights Agreement is hereby amended and restated as of the date of this Amendment in its entirety by deleting the existing language and replacing it with the following language:

“Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by facsimile or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or facsimile, or when received if sent by mail or by courier, as follows:

If to the Company:

VimpelCom Ltd.
Claude Debussylaan 88
1082 MD Amsterdam
The Netherlands
Facsimile No.: +31 20 79 77 201
Attention: Jeffrey McGhie

with a copy to:

Akin Gump LLP
Eighth Floor
Ten Bishops Square
London El 6EG
Facsimile No.: +44 (0)20 7012 9601
Attention: Daniel Walsh

If to Altimo or Altimo Cooperatief:

Altimo Holdings & Investments Ltd.
Savvinskaya nab., 11
Moscow 119435
Russia
Facsimile No.: +7 495 981 44 88
Attention: Yuri Musatov

with a copy to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
E14 5DS London
England
Facsimile No: +44 20 7072 7026/7025
Attention: Pranav Trivedi/Lorenzo Corte

If to Telenor East Holding or Telenor Mobile:

Telenor Mobile Communications AS
Snarøyveien 30
N-1331 Fornebu
Norway
Facsimile No.: +47 67 89 48 18
Attention: Kjell-Morten Johnsen

with a copy to:

Group Legal
Snarøyveien 30
N-1331 Fornebu
Norway
Facsimile No.: +47 67 89 24 32
Attention: Bjørn Hogstad

and to:

Orrick, Herrington & Sutcliffe (Europe) LLP
107 Cheapside
EC2V 6DN
United Kingdom
Facsimile No.: +44 20 7862 4800
Attention: Peter O’Driscoll

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.”

4.           LIMITED EFFECT

              Except as expressly provided in this Amendment, all of the terms and provisions of the Registration Rights Agreement are and shall remain in full force and effect.  This Amendment shall not be construed as a waiver or amendment of any other provision of the Registration Rights Agreement or for any purpose except as expressly set forth herein.

5.           MISCELLANEOUS

                           5.1         The Registration Rights Agreement as amended by this Amendment constitutes the entire agreement and understanding of the Parties relating to the subject matter of the Registration Rights Agreement as amended by this Amendment, and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter of the Registration Rights Agreement as amended by this Amendment.

               5.2           The provisions of Sections 8.3 to 8.9 and 8.11 to 8.13 of the Registration Rights Agreement as amended by this Amendment shall apply to this Amendment as if set forth herein and as if references therein to “this Agreement” were references to this Amendment.

               5.3           The Parties agree that, since Eco Telecom Limited will not sign this Amendment, this Amendment will be effective when all the parties to the Registration Rights Agreement (other than Eco Telecom Limited) have signed.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

THE COMPANY	VIMPELCOM LTD.

	By:	/s/ Jo O. Lunder
Name: Jo O. Lunder
Title: C.E.O.

ALTIMO	ALTIMO HOLDINGS & INVESTMENTS LTD.

	By:	/s/ Franz Wolf
Name: Franz Wolf
Title: Director

ALTIMO COOPERATIEF	ALTIMO COOPERATIEF U.A.

	By:	/s/ Franz Wolf
Name: Franz Wolf
Title: Director

	By:	/s/ Eleonora Jongsma
Name: Eleonora Jongsma
Title: Director

Signature page to RRA Assignment, Assumption and Amendment Agreement (1)

TELENOR MOBILE	TELENOR MOBILE COMMUNICATIONS AS

	By:	s/ Richard AA
Name: Richard AA
Title: Chairman of the Board

TELENOR EAST	TELENOR EAST INVEST AS

	By:	/s/ Richard AA
Name: Richard AA
Title: Chairman of the Board

TELENOR EAST HOLDING	TELENOR EAST HOLDING II AS

	By:	/s/ Richard AA
Name: Richard AA
Title: Chairman of the Board

Signature page to RRA Assignment, Assumption and Amendment Agreement (2)